                                                                  EXHIBIT (p)(3)

                                 CODE OF ETHICS

                                       of

                 o  J.P. Morgan Alternative Asset Management, Inc.
                 o  JPMorgan Asset Management (UK) Ltd.
                 o  JPMorgan Capital Management LLC
                 o  JPMorgan Investment Advisors Inc.
                 o  J.P. Morgan Investment Management Inc.
                 o  Security Capital Research & Management Inc.

                             (collectively, "JPMAM")

                           Effective February 1, 2005
                          (REVISED SEPTEMBER 18, 2007)

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                                                       JPMORGAN ASSET MANAGEMENT

4.    ADDITIONAL RESTRICTIONS AND CORRECTIVE ACTION UNDER
      THE PERSONAL TRADING POLICY AND OTHER RELATED POLICIES
      AND PROCEDURES...........................................................5

      4.1.   Designated Broker Requirement.....................................5

      4.2.   Blackout Provisions...............................................5

      4.3.   Minimum Investment Holding Period and Market

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9.    ESCALATION GUIDELINES....................................................9

      9.1.   Violation Prior to Material Violation.............................9

      9.2.   Material Violations...............................................9

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1.        INTRODUCTION AND STANDARDS

1.1.      ADOPTION OF THE CODE OF ETHICS

          This Code of Ethics for JPMAM  (the  "Code")  has been  adopted by the registered investment advisers named on the cover hereof in accordance with  Rule  204A-1  under  the  Investment  Advisers  Act of 1940 (the
          "Advisers Act"). Rule 204A-1 requires, at a minimum, that an adviser's code of ethics set forth standards of conduct, require compliance with
          FEDERAL  SECURITIES  LAWS and  address  personal  trading by  advisory personnel.

          While all J.P. Morgan Chase & Co. ("JPMC") staff,  including JPMAM
          SUPERVISED  PERSONS  as defined  below,  are  subject to the  personal trading  policies  under the JPMC  Code of  Conduct,  the  JPMAM  Code
          establishes   more  stringent   standards   reflecting  the  fiduciary
          obligations  of JPMAM and its  SUPERVISED  PERSONS.  Where matters are addressed  by both the JPMC Code of Conduct and this Code,  SUPERVISED
          PERSONS of JPMAM must observe and comply with the  stricter  standards set forth in this Code.

          JPMAM hereby designates the staff of its Compliance  Department to act as designees for the respective chief compliance officers of the JPMAM registered  investment  advisers ("CCO") in  administering  this Code.
          Anyone with  questions  regarding the Code or its  application  should contact the Compliance Department.

1.2.      STANDARDS OF BUSINESS CONDUCT

          It is the duty of all  SUPERVISED  PERSONS to place the  interests  of
          JPMAM  clients  before their own  personal  interests at all times and avoid any actual or potential  conflict of interest.  Given the access
          that   SUPERVISED   PERSONS  may  have  to   proprietary   and  client
          information,  JPMAM and its  SUPERVISED  PERSONS  must  avoid even the appearance of impropriety with respect to personal trading, which must be oriented  toward  investment  rather than short-term or speculative trading.  SUPERVISED  PERSONS must also comply with applicable federal securities  laws and report any violations of the Code promptly to the
          Compliance Department,  which shall report any such violation promptly to the CCO.

          ACCESS PERSONS,  as defined below, must report, and JPMAM must review, their personal securities transactions and holdings periodically.  See
          SECTION 2. REPORTING  REQUIREMENTS and the Personal Trading Policy for
          Investment  Management  Americas  Staff (for  internal  use only),  as defined below, for details regarding reporting procedures.

          Compliance   with  the  Code,  and  other   applicable   policies  and
          procedures,  is a  condition  of  employment.  The rules,  procedures, reporting  and  recordkeeping  requirements  contained in the Code are designed to prevent  employees  from  violating the  provisions of the
          Code.  Failure  by a  SUPERVISED  PERSON to  comply  with the Code may adversely  impact  JPMAM and may  constitute  a  violation  of federal securities laws.

          The Compliance Department shall distribute to each SUPERVISED PERSON a copy of the  Code  and any  amendments,  receipt  of  which  shall  be
          acknowledged   in   writing   by  the   SUPERVISED   PERSON.   Written
          acknowledgements  shall be maintained by the Compliance  Department in accordance  with  SECTION 5. BOOKS AND  RECORDS  TO BE  MAINTAINED  BY
          INVESTMENT ADVISERS. The form of acknowledgment shall be determined by the Compliance Department.

          At least  annually,  each CCO must review the adequacy of the Code and the policies and the procedures herein referenced.

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1.3.      GENERAL DEFINITIONS

          (a)  SUPERVISED PERSONS include:

          (1)  Any  partner,  officer,  director  (or other  person  occupying a similar status or performing  similar functions) and employees of
               JPMAM;

          (2)  All  employees of entities  affiliated  with JPMAM that have been authorized by the Office of the Corporate  Secretary to act in an
               official  capacity  on behalf  of a legal  entity  within  JPMAM, sometimes referred to as "dual hatted" employees;

          (3)  Certain  consultants  as well as any other  persons  who  provide advice on behalf of JPMAM and are subject to JPMAM's  supervision and control; and

          (4)  All Access Persons, as defined in paragraph (b).

          (b)  ACCESS PERSONS include any partner,  officer,  director (or other
               person   occupying  a  similar   status  or  performing   similar
               functions) of JPMAM, as well as any other Supervised Person who:

          (1)  Has  access  to  nonpublic  information  regarding  any  clients'
               purchase  or  sale  of  securities,   or  nonpublic   information
               regarding the portfolio  holdings of any registered  fund advised or sub-advised by JPMAM; or

          (2)  Is  involved  in making  securities  recommendations  to clients, including Funds, or who has access to such  recommendations  that are nonpublic.

          (c)  ASSOCIATED  ACCOUNT  refers to an  account in the name or for the direct or indirect benefit of a Supervised Person or a Supervised
               Person's spouse,  domestic partner,  minor children and any other person  for  whom  the  Supervised  Person  provides  significant financial support, as well as to any other account over which the
               Supervised   Person  or  any  of  these  other  persons  exercise
               investment   discretion,   regardless  of  beneficial   interest.
               Excluded  from  Associated  Accounts  are any 401(k) and deferred compensation plan accounts for which the Supervised Person has no investment discretion.

          (d)  AUTOMATIC  INVESTMENT  PLAN  means a  program  in  which  regular periodic purchases (or withdrawals) are made automatically in (or from)  investment  accounts in  accordance  with a  predetermined schedule and allocation.  An automatic investment plan includes a dividend reinvestment plan.

          (e)  BENEFICIAL  OWNERSHIP is  interpreted  to mean any interest  held
               directly  or  indirectly,  through  any  contract,   arrangement,
               understanding,   relationship  or  otherwise,  or  any  pecuniary
               interest  in  equity   securities  held  or  shared  directly  or
               indirectly,  subject to the terms and  conditions set forth under
               Rule  16a-1(a)(2)  of the  Securities  Exchange  Act of  1934.  A
               Supervised  Person who has questions  regarding the definition of this term should consult the Compliance Department.  PLEASE NOTE:
               Any report required under SECTION 2. REPORTING  REQUIREMENTS  may contain a statement  that the report will not be  construed as an admission  that the  person  making  the report has any direct or indirect beneficial ownership in the security to which the report relates.

          (f)  CLIENT refers to any entity (E.G.,  person,  corporation or Fund)
               for  which   JPMAM   provides  a  service  or  has  a   fiduciary
               responsibility.

          (g)  FEDERAL  SECURITIES  LAWS means the  Securities  Act of 1933, the
               Securities  Exchange Act of 1934, the Sarbanes-Oxley Act of 2002,
               the  Investment  Company Act of 1940 ("1940  Act"),  the Advisers
               Act,  Title V of the  Gramm-Leach-Bliley  Act  (1999),  any rules adopted

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                                                       JPMORGAN ASSET MANAGEMENT

               by the  Securities and Exchange  Commission  ("SEC") under any of these  statutes,  the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted there under by the SEC or the Department of the Treasury.

          (h)  FUND means an investment company registered under the 1940 Act.

          (i)  INITIAL   PUBLIC   OFFERING   means  an  offering  of  securities
               registered under the Securities Act of 1933, the issuer of which, immediately  before  the  registration,  was not  subject  to the reporting  requirements of sections 13 or 15(d) of the Securities
               Exchange Act of 1934.

          (j)  JPMAM is an abbreviation for JPMorgan Asset Management, the asset management  business  of  JPMorgan  Chase  &  Co.  Within the context of this  document,  JPMAM  refers to the U.S.  registered investment  advisers of JPMorgan Asset  Management  identified on the cover of this Code.

          (k)  LIMITED   OFFERING   means  an  offering   that  is  exempt  from
               registration under the Securities Act of 1933 pursuant to section
               4(2) or section  4(6) or pursuant to Rules 504,  505 or 506 there under.

          (l)  PERSONAL TRADING POLICY refers to the Personal Trading Policy for
               Investment   Management   Americas   Staff  and/or  the  Personal
               Investment Policy for JPMAM Employees in EMEA, Asia and Japan, as
               applicable, and the procedures there under.

          (m)  REPORTABLE  SECURITY  means a security as defined  under  section
               202(a)(18)  of the  Advisers  Act held for the direct or indirect benefit of an Access Person,  including any note, stock, treasury
               stock,   security   future,   bond,   debenture,    evidence   of
               indebtedness,  certificate  of interest or  participation  in any
               profit-sharing    agreement,     collateral-trust    certificate,
               preorganization certificate or subscription,  transferable share, investment  contract,  voting-trust  certificate,  certificate of deposit for a  security,  fractional  undivided  interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any  group or  index of  securities  (including  any  interest therein  or  based  on the  value  thereof),  or any  put,  call, straddle,  option,  or  privilege  entered  into  on  a  national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the  foregoing.  Also included in this definition are open-end mutual funds (except as noted below)
               and exchange traded funds. Excluded from this definition are:

          (1)  Direct obligations of the Government of the United States;

          (2)  Bankers'  acceptances,  bank certificates of deposit,  commercial paper and high quality  short-term  debt  instruments,  including repurchase agreements;

          (3)  Shares issued by money market funds; and

          (4)  Shares of other types of mutual  funds,  unless JPMAM acts as the investment adviser,  sub-adviser or principal underwriter for the
               Fund.

2.        REPORTING REQUIREMENTS

2.1.      HOLDINGS REPORTS

          Access Persons must submit to the Compliance  Department a report,  in the  form  designated  by the  Compliance  Department,  of the  ACCESS
          PERSON'S  current   securities   holdings  that  meets  the  following
          requirements:

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2.1.1.    Content of Holdings Reports

          Each holdings report must contain, at a minimum:

          (a)  The name of any  broker,  dealer  or bank with  which the  ACCESS
               PERSON  maintains an ASSOCIATED  ACCOUNT in which any  REPORTABLE
               SECURITIES  are held for the Access  Person's  direct or indirect benefit,  as well as all  pertinent  ASSOCIATED  ACCOUNT  details
               (e.g., account title, account number, etc.);

          (b)  The title and type of security,  and as  applicable  the exchange ticker  symbol or CUSIP number,  number of shares,  and principal amount of each REPORTABLE SECURITY in which the ACCESS PERSON has any direct or indirect BENEFICIAL OWNERSHIP; and

          (c)  The date the ACCESS PERSON submits the report.

2.1.2.    Timing of Holdings Reports

          Access PERSONS must each submit a holdings report:

          (a)  No later than 10 days after the person  becomes an ACCESS PERSON, and the information  must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

          (b)  At least once each 12-month period  thereafter on January 30, and the information must be current as of a date no more than 45 days prior to the date the report was submitted.

2.2.      TRANSACTION REPORTS

          Access  PERSONS  must submit to the  Compliance  Department  quarterly securities  transactions  reports,  in  the  form  designated  by  the
          Compliance Department, that meet the following requirements:

2.2.1.    Content of Transaction Reports

          Each  transaction  report must  contain,  at a minimum,  the following information about each transaction  involving a REPORTABLE SECURITY in which  THE  ACCESS  PERSON  had,  or as a  result  of the  transaction acquired, any direct or indirect BENEFICIAL OWNERSHIP:

          (a)  The date of the  transaction,  the title,  and as applicable  the exchange  ticker  symbol  or  CUSIP  number,  interest  rate  and maturity  date,  number of shares,  and principal  amount of each
               REPORTABLE SECURITY involved;

          (b)  The nature of the transaction (I.E., purchase,  sale or any other type of acquisition or disposition);

          (c)  The price of the security at which the transaction was effected;

          (d)  The name of the broker,  dealer or bank with or through which the transaction was effected; and

          (e)  The date the ACCESS PERSON submits the report.

2.2.2.    Timing of Transaction Reports

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                                                       JPMORGAN ASSET MANAGEMENT

          Each Access Person must submit a  transaction  report no later than 30 days after the end of each calendar quarter,  which report must cover, at a minimum, all transactions during the quarter.

2.3.      CONSOLIDATED REPORT

          At the  discretion of the  Compliance  Department,  the form of annual holdings  report  may be  combined  with  the  form of the  concurrent quarterly transaction report, provided that such consolidated holdings and transaction report meets, at a minimum, the timing requirements of both such reports if submitted separately.

2.4.     EXCEPTIONS FROM REPORTING REQUIREMENTS

         An ACCESS PERSON need not submit:

          (a)  Any report with respect to securities held in accounts over which the ACCESS PERSON had no direct or indirect influence or control;

          (b)  A  transaction  report  with  respect  to  transactions  effected pursuant to an automatic investment plan;

          (c)  A transaction  report if the report would  duplicate  information contained in broker  trade  confirmations  or account  statements that the  Compliance  Department  holds in its records so long as
               the  Compliance   Department   receives  the   confirmations   or
               statements no later than 30 days after the end of the  applicable calendar quarter.

3.        PRE-APPROVAL OF CERTAIN INVESTMENTS

          SUPERVISED PERSONS must obtain approval from the Compliance Department before they directly or indirectly acquire BENEFICIAL OWNERSHIP in any
          REPORTABLE  SECURITY,  including  INITIAL PUBLIC OFFERINGS and LIMITED
          OFFERINGs.  The Personal Trading Policy shall set forth the Compliance
          pre-clearance   procedures   as   well  as  any   exceptions   to  the
          pre-clearance requirement.

4.        ADDITIONAL  RESTRICTIONS  AND CORRECTIVE  ACTION UNDER THE PERSONAL
          TRADING POLICY AND OTHER RELATED POLICIES AND PROCEDURES

          In furtherance of the standards for personal trading set forth herein,
          JPMAM shall  maintain a Personal  Trading  Policy with  respect to the trading  restrictions  and  corrective  actions  discussed  under this section 4, and such other  restrictions as may be deemed  necessary or appropriate by JPMAM.

4.1.      DESIGNATED BROKER REQUIREMENT

          Any ASSOCIATED ACCOUNT,  except as otherwise indicated in the Personal
          Trading  Policy,  must be  maintained  with a  Designated  Broker,  as provided  under  the JPMC Code of  Conduct  and the  Personal  Trading
          Policy.

4.2.      BLACKOUT PROVISIONS

          The personal trading and investment  activities of SUPERVISED  PERSONS are subject to particular  scrutiny because of the fiduciary nature of the business.  Specifically, JPMAM must avoid even the appearance that its SUPERVISED PERSONS conduct personal  transactions in a manner that conflicts with the firm's investment  activities on behalf of clients.
          Towards this end, SUPERVISED PERSONS may be restricted from conducting personal  investment  transactions  during certain periods  ("Blackout
          Periods"),  and may be  instructed  to  reverse  previously  completed personal investment transactions (see SECTION 4.4). Additionally,  the
          Compliance  Department may restrict

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          the  personal  trading  activity  of any  SUPERVISED  PERSON  if  such activity has the  appearance  of violating  the intent of the blackout provision or is deemed to present a possible conflict of interest.

          The  Blackout  Periods set forth in the  Personal  Trading  Policy may reflect  varying  levels  of  restriction  appropriate  for  different categories of  SUPERVISED  PERSONS based upon their level of access to nonpublic client or proprietary information.

4.3.      MINIMUM INVESTMENT HOLDING PERIOD AND MARKET TIMING PROHIBITION

          SUPERVISED  PERSONS are subject to a minimum  holding  period,  as set forth under the  Personal  Trading  Policy,  for all  transactions  in
          REPORTABLE SECURITIES, as defined under SECTION 1.3.

          SUPERVISED  PERSONS are not permitted to conduct  transactions for the purpose of market timing in any Reportable Security.  Market timing is
          defined  as  an  investment   strategy   using   frequent   purchases,
          redemptions,  and/or exchanges in an attempt to profit from short-term market movements.

          Please  see  the  Personal  Trading  Policy  for  further  details  on transactions  covered or exempted from the minimum  investment holding period.

4.4.      TRADE REVERSALS AND DISCIPLINARY ACTION

          Transactions  by  SUPERVISED  PERSONS are subject to reversal due to a conflict  (or  appearance  of a  conflict)  with the firm's  fiduciary responsibility  or a  violation  of the Code or the  Personal  Trading
          Policy.  Such  a  reversal  may be  required  even  for a  pre-cleared transaction  that  results in an  inadvertent  conflict or a breach of black out period requirements under the Personal Trading Policy.

          Disciplinary  actions  resulting  from a violation of the Code will be administered  in  accordance  with related  JPMAM  policies  governing disciplinary  action and escalation.  All violations and  disciplinary actions will be reported promptly by the Compliance  Department to the
          JPMAM CCO.  Violations  will be  reported  at least  quarterly  to the firm's executive committee and, where applicable,  to the directors or trustees of an affected Fund.

          Violations  by  SUPERVISED  PERSONS of any laws that relate to JPMAM's operation of its business or any failure to cooperate with an internal investigation  may result in  disciplinary  action up to and including immediate dismissal and, if applicable, termination of registration.

5.        BOOKS AND RECORDS TO BE MAINTAINED BY INVESTMENT ADVISERS

          (a)  A copy of this Code and any other code of ethics adopted by JPMAM pursuant to Rule  204A-1 that has been in effect  during the past five years;

          (b)  A record of any violation of the Code,  and any action taken as a result of that violation;

          (c)  A record of all  written  acknowledgments  for each person who is currently, or within the past five years was, a SUPERVISED PERSON of JPMAM;

          (d)  A record of each report made by an Access Personas required under
               SECTION 2. REPORTING REQUIREMENTS;

          (e)  A record of the names of persons who are currently, or within the past five years were, ACCESS PERSONS;

          (f)  A  record  of  any  decision,  and  the  reasons  supporting  the decision,  to approve the acquisition of securities by Supervised
               Persons under SECTION 3. PRE-APPROVAL OF CERTAIN

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                                                       JPMORGAN ASSET MANAGEMENT

               INVESTMENTS,  for at least five years after the end of the fiscal year in which the approval is granted; and

          (g)  Any other such  record as may be  required  under the Code or the
               Personal Trading Policy.

6.        CONFIDENTIALITY

          SUPERVISED  PERSONS  have a  special  responsibility  to  protect  the
          confidentiality   of   information   related   to   customers.    This
          responsibility may be imposed by law, may arise out of agreements with customers,  or may be based on  policies or  practices  adopted by the firm. Certain  jurisdictions have regulations relating specifically to
          the  privacy  of  individuals   and/or   business  and   institutional
          customers.  Various  business units and  geographic  areas within JPMC have internal policies regarding customer privacy.

          The foregoing  notwithstanding,  JPMAM and its SUPERVISED PERSONS must comply with all provisions under the Bank Secrecy Act, the USA Patriot
          Act and all  other  applicable  FEDERAL  SECURITIES  LAWS,  as well as applicable  anti-money  laundering  and  know  your  client  policies, procedures and training requirements of JPMAM and JPMC.

7.        CONFLICTS OF INTEREST

          With  regards to each of the  following  restrictions,  more  detailed guidelines may be found under the  applicable  JPMAM policy and/or the
          JPMC Code of Conduct.

7.1.      TRADING IN SECURITIES OF CLIENTS

          SUPERVISED  PERSONS  should not invest in any  securities  of a client with which the  SUPERVISED  PERSON  has or  recently  had  significant dealings or responsibility on behalf of JPMAM if such investment could be perceived as based on confidential information.

7.2.      TRADING IN SECURITIES OF SUPPLIERS

          SUPERVISED PERSONS in possession of information regarding, or directly involved in  negotiating,  a contract  material to a supplier of JPMAM may not  invest in the  securities  of such  supplier.  If you own the securities of a company with which we are dealing and you are asked to represent JPMorgan Chase in such dealings you must:

          (a)  Disclose  this fact to your  department  head and the  Compliance
               Department; and

          (b)  Obtain  prior  approval  from the  Compliance  Department  before selling such securities.

7.3.      GIFTS

          A  conflict  of  interest  occurs  when  the  personal   interests  of
          Supervised Persons interfere or could potentially interfere with their responsibilities  to the  firm  and its  clients.  Supervised  Persons should not accept inappropriate gifts, favors, entertainment,  special accommodations, or other things of material value that could influence their  decision-making or make them feel beholden to a person or firm.
          Similarly,   SUPERVISED  PERSONS  should  not  offer  gifts,   favors,
          entertainment  or other things of value that could be viewed as overly generous or aimed at  influencing  decision-making  or making a client feel  beholden to the firm or the  SUPERVISED  PERSON.  More  specific guidelines  are set forth under the JPMC Code of Conduct and operating
          procedures   for  the  JPMAM   Gift,   Entertainment   and   Political
          Contributions  Database.  SUPERVISED  PERSONS are  required to log all gifts  subject to  reporting  into the JPMAM Gift,  Entertainment  and
          Political  Contributions  Database  and any  violations  of JPMAM Gift
          & Entertainment Polices are subject to the Escalation Guidelines.

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7.4.      ENTERTAINMENT

          No SUPERVISED  PERSON may provide or accept  extravagant  or excessive entertainment to or from a client,  prospective  client, or any person or  entity  that  does or seeks to do  business  with or on  behalf of
          JPMAM.   SUPERVISED   PERSONS   may   provide  or  accept  a  business
          entertainment event, such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present, and only to the extent that such  entertainment  is permissible  under the JPMC Code of Conduct and operating  procedures for the JPMAM Gift,
          Entertainment and Political Contributions Database. SUPERVISED PERSONS
          are required to log all  entertainment  subject to reporting  into the
          JPMAM Gift, Entertainment and Political Contributions Database and any
          violations  of JPMAM Gift &  Entertainment  Polices are subject to the Escalation Guidelines.

7.5.      POLITICAL AND CHARITABLE CONTRIBUTIONS

          SUPERVISED PERSONS are prohibited from making political  contributions for the purpose of  obtaining  or retaining  advisory  contracts  with government  entities.  In addition,  SUPERVISED PERSONS are prohibited from considering JPMAM's current or anticipated business relationships
          as  a  factor  in  soliciting   political  or  charitable   donations.
          Additional restrictions,  disclosures and other requirements regarding political  activities  are  described  under the JPMC Code of Conduct.
          SUPERVISED   PERSONS  are   required  to   pre-clear   all   political
          contributions   to  the  election   campaigns  of  non-federal   level
          candidates and PACs. The Code of Ethics now specifically requires that employees log all gift and  entertainment  occurrences  into the Gift,
          Entertainment   and   Political   Contributions   Database  and  makes
          violations of JPMAM Gift &  Entertainment  Polices  subject to the
          Escalation Guidelines.

7.6.      OUTSIDE BUSINESS ACTIVITIES

          A SUPERVISED PERSON'S outside activities must not reflect adversely on the firm or give rise to a real or apparent  conflict of interest with the SUPERVISED PERSON'S duties to the firm or its clients.  SUPERVISED
          PERSONS must be alert to potential  conflicts of interest and be aware that  they may be asked  to  discontinue  any  outside  activity  if a potential  conflict arises.  SUPERVISED  PERSONS may not,  directly or indirectly:

          (a)  Accept a business  opportunity  from  someone  doing  business or seeking to do business  with JPMAM that is made  available to the
               SUPERVISED  PERSON because of the individual's  position with the firm.

          (b)  Take for oneself a business opportunity belonging to the firm.

          (c)  Engage in a business  opportunity  that  competes with any of the firm's businesses.

          More specific guidelines are set forth under the conflicts of interest policy of JPMAM and under  the JPMC Code of  Conduct.  Procedures  and forms  for  pre-clearance  of these  activities  by the  Office of the
          Secretary  of  JPMC  are   available  in  the  JPMC   PROCEDURES   FOR
          PRE-CLEARANCE  OF OUTSIDE  ACTIVITIES  Referenced  in the JPMC Code of
          Conduct. SUPERVISED PERSONS must seek a new clearance for a previously approved  activity  whenever there is any material  change in relevant
          circumstances,   whether   arising  from  a  change  in  your  job  or
          association  with JPMAM or in your role with respect to that  activity or organization.  You are required to be continually alert to any real
          or  apparent   conflicts  of  interest   with  respect  to  investment
          management  activities  and promptly  disclose  any such  conflicts to
          Compliance  and the Office of the Corporate  Secretary.  You must also notify the Office of the  Secretary of JPMC when any approved  outside activity terminates.

                                                                  CODE OF ETHICS
                                                       JPMORGAN ASSET MANAGEMENT

          Regardless  of whether an activity  is  specifically  addressed  under
          JPMAM policies or the JPMC Code of Conduct,  SUPERVISED PERSONS should disclose  any  personal  interest  that might  present a  conflict  of interest or harm the reputation of the firm.

8.        TRAINING

          There  are  several  mandatory  training  courses  given  each year by
          Compliance  (e.g.,  AML,  Privacy,  and Code of  Conduct).  Failure to
          attend and/or complete required  Compliance  training courses will now be subject to the Escalation Guidelines.

9.        ESCALATION GUIDELINES

          Compliance maintains the Escalation Guidelines, which is applicable to employees  of  J.P.  Morgan  Alternative  Asset  Management,  JPMorgan
          Capital  Management,   JPMorgan  Investment   Advisors,   J.P.  Morgan
          Investment Management and Security Capital Research &  Management.
          Please  note,  the  Escalation  Guidelines  is an internal  Compliance document  and is  used  to  notify  Group  Heads  and/or  Managers  of appropriate action that needs to be taken.

9.1.      VIOLATION PRIOR TO MATERIAL VIOLATION

          While the Group  Head is  notified  of all  violations,  he/she is now required to have a  face-to-face  meeting with the  employee  when the employees'  next violation would be considered  material,  in order to stress the importance of the requirement and inform the employee about the ramifications  for not following the policy.  The employee is also
          required  to  acknowledge,   in  writing,  (form  to  be  provided  by
          Compliance)   that   he/she   is  aware  of  the   ramifications   for
          noncompliance and he/she will be compliant going forward.  The written acknowledgement  is signed by both the  employee  and Group Head,  and returned to Compliance for record keeping.

9.2.      MATERIAL VIOLATIONS

          All  material  violations  now require the Group Head and HR to have a face-to-face  meeting  with the  employee  and to document the meeting specifics in the employee's  personnel file. Once again,  the employee will be required to acknowledge in writing the material  nature of the violation and that he/she will be compliant going forward. The written acknowledgement,  signed by both the employee and Group Head,  will be returned to Compliance and HR for record keeping.

          There will now be a mandated  suspension of trading privileges for six months for all material  violations  regardless of type.  Transactions may be allowed for  hardship  reasons,  but require  pre-clearance  by
          Compliance and the Group Head.

          A list of all individuals who have received  material  violations will be  circulated  to the  appropriate  Group Head and Eve  Guernsey on a periodic  basis  and  will  be  a  factor  in  the  employee's  annual compensation.